Exhibit 10.8

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of January 31, 2007, is made and given by QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC., a Delaware corporation, TECSTAR AUTOMOTIVE GROUP, INC., an Indiana corporation, WHEEL TO WHEEL, LLC, an Indiana limited liability company, TECSTAR PARTNERS, LLC, an Indiana limited liability company, TECSTAR, L.P., an Indiana limited partnership, and PERFORMANCE CONCEPTS, LLC, a Michigan limited liability company (each a “Pledgor” and collectively the “Pledgors”) to WB QT, LLC, a Delaware limited liability company, as agent (in such capacity, the “Secured Party”) for the lenders (the “Lenders”) from time to time party to the Credit Agreement defined below.

RECITALS

A. Quantum Fuel Systems Technologies Worldwide, Inc. (the “Borrower”), the Secured Party and the Lenders have entered into a Credit Agreement dated as of the date hereof (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to extend to the Borrower certain credit accommodations.

B. The Pledgors are the owners of those certain shares of stock, ownership interests and assignable partnership interests (the “Pledged Shares”) described in and appearing opposite its name in Part I of Schedule I hereto issued by the corporations, limited liability companies and limited partnerships named therein.

C. It is a condition precedent to the obligation of the Lenders to extend credit accommodations pursuant to the terms of the Credit Agreement that this Pledge Agreement be executed and delivered by the Pledgors.

D. All the Pledgors (other than the Borrower) are direct or indirect Subsidiaries (as defined in the Credit Agreement) of the Borrower.

E. The Pledgors find it advantageous, desirable and in the best interests of the Pledgors to comply with the requirement that this Pledge Agreement be executed and delivered to the Secured Party.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into the Credit Agreement and to extend credit accommodations to the Borrower thereunder, the Pledgors hereby agree with the Secured Party for the benefit of the Secured Party and the Lenders as follows:

Section 1. Defined Terms.

1(a) As used in this Pledge Agreement, the following terms shall have the meanings indicated:

“Collateral” shall have the meaning given to such term in Section 2.

“Event of Default” shall have the meaning given to such term in Section 11.

“Foreign Subsidiaries” shall mean any corporation that is a foreign corporation, as defined in Section 7701(a)(5) of the Internal Revenue Code of 1986, more than 50 percent of (i) the total combined voting power of all classes of stock of such corporation entitled to vote, or (ii) the total value of the stock of such corporation, is directly or indirectly owned by the Borrower.

11.

“Lien” shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

“Obligations” shall mean (a) all indebtedness, liabilities and obligations of the Borrower to the Secured Party and the Lenders of every kind, nature or description under the Credit Agreement, including the Borrower’s obligations on any promissory note or notes under the Credit Agreement and any note or notes hereafter issued in substitution or replacement thereof, and any other Loan Document (as defined in the Credit Agreement), (b) all liabilities of the Pledgors under this Pledge Agreement, and in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Pledged Shares” shall have the meaning given to such term in Recital B above.

“Security Interest” shall have the meaning given to such term in Section 2.

1(b) Terms Defined in Uniform Commercial Code. All other terms used in this Pledge Agreement that are not specifically defined herein or the definitions of which are not incorporated herein by reference shall have the meaning assigned to such terms in Revised Article 9 of the Uniform Commercial Code as adopted in the State of Minnesota.

1(c) Singular/Plural, Etc. Unless the context of this Pledge Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and “or” has the inclusive meaning represented by the phrase “and/or.” The words “ “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” “hereunder,” and similar terms in this Pledge Agreement refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement. References to Sections are references to Sections in this Pledge Agreement unless otherwise provided.

Section 2. Pledge. As security for the payment and performance of all of the Obligations, each Pledgor hereby pledges to the Secured Party and grants to the Secured Party for the benefit of the Secured Party and the Lenders a security interest (the “Security Interest”) in the following, including any securities account containing a securities entitlement with respect to the following (the “Collateral”):

2(a) The Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

2(b) All additional shares or interests of any issuer of the Pledged Shares from time to time acquired by any Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

2(c) All additional shares of stock, member interests and partnership interests of any issuer from time to time acquired by a Pledgor in any manner, and the certificates and instruments representing such additional shares, member interest, partnership interests and debt, and all dividends, interest, principal, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, member interests, partnership interests and debt.

2(d) All proceeds of any and all of the foregoing (including proceeds that constitute property of types described above).

Notwithstanding the foregoing, in no event shall more than sixty-five percent (65%) of each class of issued and outstanding capital stock (or similar equity interests) of each Foreign Subsidiary be part of the Collateral; provided, that the foregoing security interest shall not attach to the capital stock of any Foreign Subsidiary to the extent that the pledge thereof is prohibited by the laws of the jurisdiction of such Foreign Subsidiary’s organization.

Section 3. Delivery of Collateral. All certificates and instruments representing or evidencing the Pledged Shares as described in Schedule I hereto shall be delivered to the Secured Party contemporaneously with the execution of this Pledge Agreement, but, with respect to any Foreign Subsidiary, only to the extent such certificates and instruments exist and such delivery (i) is permissible and (ii) will not otherwise have a material adverse tax consequence to a Pledgor. All certificates and instruments representing or evidencing Collateral received by the Pledgors or any of them after the execution of this Pledge Agreement shall be delivered to the Secured Party promptly upon a Pledgor’s receipt thereof. All such certificates and instruments shall be held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. With respect to all Collateral consisting of uncertificated securities or interests, book-entry securities or securities entitlements, each Pledgor shall either (a) execute and deliver, and cause any necessary issuers or securities intermediaries to execute and deliver, control agreements in form and substance satisfactory to the Secured Party covering such Collateral or (b) cause such Collateral to be transferred into the name of the Secured Party. The Secured Party shall have the right at any time, whether before or after an Event of Default, to cause any or all of the Collateral to be transferred of record into the name of the Secured Party or its nominee for the benefit of the Lenders (but subject to the rights of the Pledgors under Section 6) and to exchange certificates representing or evidencing Collateral for certificates of smaller or larger denominations. If the Collateral is in the possession of a bailee, each Pledgor that owns such Collateral will join with the Secured Party in notifying the bailee of the interest of the Secured Party and in obtaining from the bailee an acknowledgment that it holds the Collateral for the benefit of the Secured Party.

Section 4. Certain Warranties and Covenants. Each Pledgor makes the following warranties and covenants:

4(a) Such Pledgor has title to the Pledged Shares indicated on Schedule I hereto, which Schedule I may be updated from time to time by the Pledgor, and will have title to each other item of Collateral hereafter acquired by it, free of all Liens except the Security Interest and any Permitted Encumbrances.

4(b) Such Pledgor has full power and authority to execute this Pledge Agreement, to perform its obligations hereunder and to subject the Collateral to the Security Interest created hereby.

4(c) No financing statement covering all or any part of the Collateral is on file in any public office (except for any financing statements filed by the Secured Party.

4(d) The Pledged Shares and each other item of Collateral constituting shares of stock, ownership interests and assignable partnership interests have been duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable, to the extent applicable. To the extent there are certificates representing the Pledged Shares, such certificates are not subject to any offset or similar right or claim of the issuers thereof, except as may be provided by the law of the jurisdiction in which a Foreign Subsidiary is organized.

4(e) The Pledged Shares constitute the percentage of the issued and outstanding shares of stock, membership interests or partnership interests of the respective issuers thereof indicated on Schedule I (if any such percentage is so indicated).

4(f) None of the Pledged Shares constituting membership interests or partnership interests are evidenced by any certificate. No issuer of such Pledged Shares has “opted into” Article 8 of the Code and each Pledgor agrees that it will not cause any such issuer, or any issuer of each other item of Collateral constituting membership interests or partnership interests, to so opt in.

Section 5. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that any Pledgor executes and delivers such instruments or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Pledge Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion).

Section 6. Voting Rights; Dividends; Etc.

6(a) Subject to paragraph (d) of this Section 6, the Pledgors shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Shares or any other stock or interests that becomes part of the Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; provided, however, that the Pledgors shall not exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Collateral or any material part hereof.

6(b) Subject to paragraph (e) of this Section 6, the Pledgors shall be entitled to receive, retain, and use in any manner not prohibited by the Credit Agreement any and all dividends paid in respect of the Collateral; provided, however, that any and all

(i) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

(ii) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral,

shall be, and shall be forthwith delivered to the Secured Party to hold as, Collateral and shall, if received by the Pledgors, or any of them, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of the Pledgors, and be forthwith delivered to the Secured Party as Collateral in the same form as so received (with any necessary indorsement or assignment). The Pledgors shall, upon request by the Secured Party, promptly execute all such documents and do all such acts as may be necessary to give effect to the provisions of this Section 6(b).

6(c) [Reserved]

6(d) Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the right in its sole discretion, and each Pledgor shall execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a) hereof, and all such rights shall thereupon become vested in the Secured Party who shall have the sole right to exercise or refrain from exercising such voting and other consensual rights; provided, however, that the Secured Party shall not be deemed to possess or have control over any voting rights with respect to any Collateral unless and until the Secured Party has given written notice to the Pledgors that any further exercise of such voting rights by the Pledgors are prohibited and that the Secured Party and/or its assigns will henceforth exercise such voting rights; and provided, further, that neither the registration of any item of Collateral in the Secured Party’s name nor the exercise of any voting rights with respect thereto shall be deemed to constitute a retention by the Secured Party of any such Collateral in satisfaction of the Obligations or any part thereof.

6(e) Upon the occurrence and during the continuance of any Event of Default:

(i) all rights of the Pledgors to receive the dividends that they or any of them would otherwise be authorized to receive and retain pursuant to Section 6(b) hereof shall cease, and all such rights shall thereupon become vested in the Secured Party, for the benefit of the Lenders, who shall thereupon have the sole right to receive and hold such dividends as Collateral, and

(ii) all payments of dividends that are received by the Pledgors, or any of them, contrary to the provisions of paragraph (i) of this Section 6(e) shall be received in trust for the benefit of the Secured Party and the Lenders, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Secured Party as Collateral in the same form as so received (with any necessary indorsement).

Section 7. Transfers and Other Liens; Additional Shares.

7(a) Except as may be permitted by the Credit Agreement, the Pledgors agree that they will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien, upon or with respect to any of the Collateral.

7(b) The Pledgors agree that they will (i) cause each issuer of the Collateral that they control not to issue any stock or other securities in addition to or in substitution for the Collateral issued by such issuer, except to the Pledgors, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Collateral.

Section 8. Secured Party Appointed Attorney-in-Fact. As additional security for the Obligations, each Pledgor hereby irrevocably appoints the Secured Party as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Secured Party’s good-faith discretion, to take any action and to execute any instrument that the Secured Party may reasonably believe necessary or advisable to accomplish the purposes of this Pledge Agreement (subject to the rights of the Pledgor under Section 6 hereof), in a manner consistent with the terms hereof, including, without limitation, to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 9. Secured Party May Perform. Each Pledgor hereby authorizes the Secured Party to file financing statements with respect to the Collateral (including financing statements containing a broader description of the Collateral than the description set forth herein). The Pledgors irrevocably waive any right to notice of any such filing. If a Pledgor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgors under Section 14 hereof.

Section 10. The Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Secured Party shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral. The Secured Party will take action in the nature of exchanges, conversions, redemption, tenders and the like requested in writing by the Pledgors with respect to any of the Collateral in the Secured Party’s possession if the Secured Party in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care.

Section 11. Default. Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) any Pledgor shall fail to observe or perform any covenant or agreement applicable to such Pledgor under this Agreement and such failure shall continue for a period of thirty (30) consecutive days after written notice by the Secured Party, provided that any failure to comply with Section 4(f) hereof shall constitute an immediate Event of Default; (b) any representation or warranty made by any Pledgor in this Agreement or in any financial statements, reports or certificates heretofore or at any time hereafter submitted by or on behalf of such to the Secured Party or a Lender shall prove to have been untrue or misleading in any material respect when made; or (c) any Event of Default shall occur under the Credit Agreement which has not been waived pursuant to the terms thereof.

Section 12. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

12(a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under Revised Article 9 of the Uniform Commercial Code as adopted in the State of Minnesota (the “Code”) in effect at that time, and may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may reasonably believe are commercially reasonable. The Pledgors agree that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to the Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgors hereby waive all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver. The Secured Party may disclaim warranties of title and possession and the like.

12(b) The Secured Party may notify any Person obligated on any of the Collateral that the same has been assigned or transferred to the Secured Party and that the same should be performed as requested by, or paid directly to, the Secured Party, as the case may be. The Pledgors shall join in giving such notice, if the Secured Party so requests. The Secured Party may, in the Secured Party’s name or in a Pledgor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Person.

12(c) Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including any expenses of the Secured Party payable pursuant to Section 14 hereof).

Section 13. Waiver of Certain Claims. The Pledgors acknowledge that because of present or future circumstances, a question may arise under the Securities Act of 1933, as from time to time amended (the “Securities Act”), with respect to any disposition of the Collateral permitted hereunder. The Pledgors understand that compliance with the Securities Act may strictly limit the course of conduct of the Secured Party if the Secured Party were to attempt to dispose of all or any portion of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral or any portion thereof may dispose of the same. There may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or any portion of the Collateral under the applicable Blue Sky or other securities laws or similar laws analogous in purpose or effect. The Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment only and not to engage in a distribution or resale thereof. The Pledgors agree that the Secured Party shall not incur any liability, and any liability of the Pledgors for any deficiency shall not be impaired, as a result of the sale of the Collateral or any portion thereof at any such private sale in a manner that the Secured Party reasonably believes is commercially reasonable (within the meaning of Section 9-627 of the Code). The Pledgors hereby waive any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party shall accept the first offer received and does not offer any portion of the Collateral to more than one possible purchaser. The Pledgors further agree that the Secured Party has no obligation to delay sale of any Collateral for the period of time necessary to permit the issuer of such Collateral to qualify or register such Collateral for public sale under the Securities Act, applicable Blue Sky laws and other applicable state and federal securities laws, even if said issuer would agree to do so. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Secured Party were to place all or any portion of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any portion of the Collateral for its own account, or if the Secured Party placed all or any portion of the Collateral privately with a purchaser or purchasers.

Section 14. Costs and Expenses; Indemnity. The Pledgors will jointly and severally pay or reimburse the Secured Party on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Party or any Lender in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Pledge Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. The Pledgors shall indemnify and hold each Lender and the Secured Party harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement) or the Secured Party’s actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Borrower to indemnify and hold any Lender or the Secured Party harmless pursuant to the Credit Agreement shall be part of the Obligations secured by the Security Interest. The Pledgors’ obligations under this Section shall survive any termination of this Pledge Agreement.

Section 15. Waivers and Amendments; Remedies. This Pledge Agreement can be waived, modified, amended, terminated or discharged and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party. All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

Section 16. Waiver of Defenses. Each Pledgor waives the benefit of any and all defenses and discharges available to a guarantor, surety, indorser or accommodation party, dependent on its character as such. Without limiting the generality of the foregoing, each Pledgor (in such capacity) waives presentment, demand for payment, and notice of nonpayment or protest of any note or any other instrument evidencing any of the Obligations; and each Pledgor agrees that its liability hereunder and the Security Interest hereby created shall not be affected or impaired in any way by any of the following acts and things (which the Secured Party may do from time to time without notice to the Pledgors): (a) by any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification, or other disposition of any of the Obligations or any evidence thereof or any collateral therefor, (b) by any acceptance or release of collateral for or guarantors of any of the Obligations, (c) by any failure, neglect or omission to realize upon or protect any of the Obligations, or to obtain, perfect, enforce or realize upon any collateral therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property toward the liquidation of any of the Obligations, or (d) by any application of payments or credits upon any of the Obligations other than indefeasible payment in full. The Secured Party shall not be required, before exercising its rights under this Security Agreement, to first resort for payment of any of the Obligations to the Borrower or any other Persons, its or their properties or estates, or any collateral, property, liens or other rights or remedies whatsoever. Each Pledgor agrees not to exercise any right of contribution, recourse, subrogation or reimbursement available to such Pledgor against the Borrower or any other Person or property, unless and until all Obligations and all other debts, liabilities and obligations owed by the Borrower and each Pledgor to the Secured Party have been paid and discharged. The Pledgors expect to derive benefits from the transactions resulting in the creation of the Obligations. The Secured Party may rely conclusively on the continuing warranty, hereby made, that each Pledgor continues to benefit by the Secured Party’s extension of credit accommodations to the Borrower and the Secured Party shall have no duty to inquire into or confirm the receipt of any such benefits, and this Pledge Agreement shall be effective and enforceable by the Secured Party without regard to the receipt, nature or value of any such benefits.

Section 17. Notices. Any notice or other communication to any party in connection with this Pledge Agreement shall be given in accordance with the applicable provisions of Section 11.6 of the Credit Agreement.

Section 18. Representations and Warranties. Each Pledgor represents and warrants to the Secured Party that:

18(a) It is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

18(b) It has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Pledge Agreement and has taken all necessary action to authorize such execution, delivery and performance.

18(c) This Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

18(d) The execution, delivery and performance of this Pledge Agreement will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to it in any material respect, (ii) violate or contravene any provision of its organizational documents, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other material agreement, lease or instrument to which any Pledgor is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. No Pledgor is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute a Material Adverse Occurrence.

18(e) Except for any filings, recordings and registrations to perfect the Security Interest, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of any Pledgor to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Pledge Agreement.

18(f) There are no actions, suits or proceedings pending or, to the knowledge of the Pledgor, threatened against or affecting the Pledgor or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Pledgor, would constitute a Material Adverse Occurrence.

Section 19. Pledgors’ Acknowledgment. The Pledgors hereby acknowledge that (a) the Pledgors have been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement, (b) neither the Secured Party nor any Lender has any fiduciary relationship to the Pledgors, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Pledgors, any Lender or the Secured Party.

Section 20. Continuing Security Interest; Assignments under Credit Agreement. This Pledge Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations and the expiration of the obligation, if any, of the Secured Party or any Lender to extend credit accommodations to the Borrower, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of, and be enforceable by, the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party and each Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person to the extent and in the manner provided in the Credit Agreement, and may similarly transfer all or any portion of its rights under this Pledge Agreement to such Persons.

Section 21. Termination of Security Interest. Upon payment in full of the Obligations and the expiration of any obligation of the Secured Party or any Lender to extend credit accommodations to the Borrower, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgors as applicable. Upon any such termination the Secured Party will return to the Pledgors such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination. Any reversion or return of the Collateral upon termination of this Pledge Agreement and any instruments of transfer or termination shall be at the expense of the Pledgors and shall be without warranty by, or recourse on, the Secured Party or any Lender. As used in this Section, “Pledgors” includes any assigns of Pledgors, any Person holding a subordinate security interest in any part of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

Section 22. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA; PROVIDED, HOWEVER, THAT NO EFFECT SHALL BE GIVEN TO CONFLICT OF LAWS PRINCIPLES OF THE STATE OF MINNESOTA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF MINNESOTA. Whenever possible, each provision of this Pledge Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Pledge Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 23. Consent to Jurisdiction. AT THE OPTION OF THE SECURED PARTY, THIS PLEDGE AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS, MINNESOTA; AND THE PLEDGORS CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE PLEDGORS, OR ANY OF THEM, COMMENCE ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS PLEDGE AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 24. Waiver of Jury Trial. EACH OF THE PLEDGORS AND THE SECURED PARTY, BY ITS ACCEPTANCE OF THIS PLEDGE AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 25. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 26. General. All representations and warranties contained in this Pledge Agreement or in any other agreement between a Pledgor and the Secured Party shall survive the execution, delivery and performance of this Pledge Agreement and the creation and payment of the Obligations. Each Pledgor waives notice of the acceptance of this Pledge Agreement by the Secured Party. Captions in this Pledge Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Pledge Agreement.

[Signatures Follow On Succeeding Pages]

IN WITNESS WHEREOF, each Pledgor has caused this Pledge Agreement to be duly executed and delivered by its officer [or general partner] thereunto duly authorized as of the date first above written.

PLEDGORS:

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By	/s/ Kenneth R. Lombardo
Name	Kenneth Lombardo
Title	General Counsel

TECSTAR AUTOMOTIVE GROUP, INC.

By	/s/ Kenneth R. Lombardo
Name	Kenneth Lombardo
Title	General Counsel

WHEEL TO WHEEL, LLC

By	/s/ Kenneth R. Lombardo
Name	Kenneth Lombardo
Title	General Counsel

TECSTAR PARTNERS, LLC

By	/s/ Kenneth R. Lombardo
Name	Kenneth Lombardo
Title:	General Counsel

[Signature pages to Pledge Agreement]

S-1

TECSTAR, L.P.

By	/s/ Kenneth R. Lombardo
Name	Kenneth Lombardo
Title	General Counsel

PERFORMANCE CONCEPTS, LLC

By	/s/ Douglass Goad
Name	Douglass Goad
Title	President

Address for All Pledgors For Purposes of Notice:
570 Executive Drive
Troy, Michigan 48083
Attn:

Address for the Secured Party:
3033 Excelsior Boulevard
Minneapolis, MN 55416
Attn:

[Signature pages to Pledge Agreement]

S-2

SCHEDULE I

Part I

PLEDGED STOCK

Stock Certificates (or equivalent) and Stock Powers (or equivalent) to be delivered at closing

Pledgor:	Pledged Stock or Membership Interest:

Quantum Fuel Systems Technologies Worldwide, Inc.	Issuer: Tecstar Automotive Group, Inc. Percentage Ownership: 100% Certificate No(s).: 1

Tecstar Automotive Group, Inc.

Issuer: Starcraft Automotive Group, Inc.

Percentage Ownership: 100%

Certificate No(s).: 1

Issuer: Tecstar Partners, LLC

Percentage Ownership: 100%

(Uncertificated Ownership Interests)

Issuer: Tecstar L.P.

Percentage Ownership: 49%

(Uncertificated Ownership Interests)

Issuer: Wheel to Wheel, LLC

Percentage Ownership: 100%

(Uncertificated Ownership Interests)

Issuer: Regency Conversions, LLC

Percentage Ownership: 100%

(Uncertificated Ownership Interests)

Sch I-1 to Pledge Agreement

Wheel to Wheel, LLC

Issuer: Powertrain Integration, LLC

Percentage Ownership: 100%

(Uncertificated Ownership Interests)

Issuer: Tecstar, L.P.

Percentage Ownership: 50%

(Uncertificated Ownership Interests)

Issuer: Wheel to Wheel Powertrain, LLC

Percentage Ownership: 100%

(Uncertificated Ownership Interests)

Tecstar Partners, LLC	Issuer: Tecstar, L.P. Percentage Ownership: 1% (Uncertificated Ownership Interests)
Tecstar, L.P.

Issuer: Performance Concepts, LLC

Percentage Ownership: 100%

(Uncertificated Ownership Interests)

Issuer: Troy Tooling, LLC

Percentage Ownership: 100%

(Uncertificated Ownership Interests)

Issuer: Classic Design Concepts, LLC

Percentage Ownership: 100%

(Uncertificated Ownership Interests)

Performance Concepts, LLC	Issuer: Unique Performance Concepts, LLC Percentage Ownership: 50.1% (Uncertificated Ownership Interests)

Sch I-2 to Pledge Agreement